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                                                                  Exhibit 5.1

                        ALLEGHENY TELEDYNE INCORPORATED
                               1000 Six PPG Plaza
                              Pittsburgh, PA 15222

Jon D. Walton
Senior Vice President, General
  Counsel and Secretary
(412) 394-2836



                               February 20, 1998

Allegheny Teledyne Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania  15222-5479

                  RE:     REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

                  I am Senior Vice President, General Counsel and Secretary of Allegheny Teledyne Incorporated, a Delaware corporation (the "Company"), and have acted in such capacity in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of up to 21,645,214 shares (the "Shares") of the Common Stock, par value $.10 per share, of the Company pursuant to the Agreement and Plan of Merger, dated as of October 31, 1997 (the "Merger Agreement"), among the Company, Sea Merger, Inc., an Oregon corporation and wholly owned subsidiary of the Company, and Oregon Metallurgical Corporation, an Oregon corporation.

                  I am familiar with the Registration Statement. I have reviewed the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated By-laws, and the Merger Agreement and related documents. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostatic or other copies.

                  On the basis of the foregoing, I am of the opinion that the Shares, when issued in accordance with the Merger Agreement, will be validly issued, and fully paid and non-assessable.

                  I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Proxy
Statement/Prospectus forming a part thereof under the caption "Legal Matters."

                                                        Yours truly,

                                                        /s/JON D. WALTON
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